UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 31, 2015

ASPECT FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51085	20-1227650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
250 Vesey Street, 11th Floor
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (609) 274-5838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Aspect FuturesAccess LLC (the “Registrant”) has been governed and operated pursuant to its Fifth Amended and Restated Limited Liability Company Operating Agreement dated as of November 30, 2012 as amended by an Amendment  dated as of  September 30, 2013 (the “Operating Agreement”).  Merrill Lynch Alternative Investments LLC is the sponsor and manager (the “Sponsor”) of the Registrant.

(1)           The Sponsor adopted an amendment to the Operating Agreement effective as of March 31, 2015 (the “Amendment”).  The Amendment and the Operating Agreement are being filed as exhibits.

(2)           The Amendment revised the Operating Agreement by removing the Sponsor’s authority to maintain the Registrant’s assets in “money market funds” operated by affiliates of the Sponsor.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.01(i)	Amendment dated as of March 31, 2015 to the Fifth Amended and Restated Limited Liability Company Operating Agreement of Aspect FuturesAccess LLC.

3.02(ii)	Amendment dated as of September 30, 2013 to the Fifth Amended and Restated Limited Liability Company Operating Agreement of Aspect FuturesAccess LLC.

3.02(iii)	Fifth Amended and Restated Limited Liability Company Operating Agreement of Aspect FuturesAccess LLC dated as of November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT FUTURESACCESS LLC

By: Merrill Lynch Alternative Investments LLC Its: Manager

By:	/s/ Barbra E. Kocsis
Name:	Barbra E. Kocsis
Position:	Chief Financial Officer

Date: April 9, 2015

ASPECT FUTURESACCESS LLC

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

3.01(i)	Amendment dated as of March 31, 2015 to the Fifth Amended and Restated Limited Liability Company Operating Agreement of Aspect FuturesAccess LLC.

3.02(ii)	Amendment dated as of September 30, 2013 to the Fifth Amended and Restated Limited Liability Company Operating Agreement of Aspect FuturesAccess LLC.

3.02(iii)	Fifth Amended and Restated Limited Liability Company Operating Agreement of Aspect FuturesAccess LLC dated as of November 30, 2012.